Exhibit 21 - Subsidiaries of the Registrant
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Subsidiary                          Domicile
----------                          --------
Refinishers Warehouse, Inc.         Michigan
Scotty's Paint Supply, Inc.         Florida   (Merged into FinishMaster, Inc.
                                                   effective February 8, 2002)
FinishMaster Services, Inc.         Indiana